Exhibit 10.1

CONSENT TO SALE AND

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT TO SALE AND SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 21, 2012 (this “Agreement”) is entered into among CIBER, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

A.            The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of August 20, 2009 (as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement dated February 18, 2010, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated August 2, 2010, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated February 18, 2011, (iv) that certain Waiver and Fourth Amendment to Amended and Restated Credit Agreement dated July 28, 2011 and (v) that certain Fifth Amendment to Amended and Restated Credit Agreement dated October 31, 2011 and as further amended or otherwise modified from time to time, the “Credit Agreement”).

B.            The Borrower plans to sell, assign, transfer and deliver all assets of the Borrower’s Federal division to CRGT Inc., a Maryland corporation pursuant to an Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”).

C.            The Borrower has requested that the Administrative Agent and the Required Lenders (i) consent to the transactions contemplated by the Asset Purchase Agreement (collectively, the “Transactions”), including the aforementioned disposition of assets, notwithstanding the terms of Section 7.05 of the Credit Agreement and (ii) amend certain terms of the Credit Agreement.

D.            The Administrative Agent and the Lenders party hereto are willing to agree to such consent and amendments, subject to the terms and conditions specified in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Estoppel, Acknowledgement and Reaffirmation.  The Borrower hereby acknowledges that as of January 11, 2012, the principal balance outstanding under (i) the Revolving Credit Loan, including the Swing Line Loan, was not less than $54,500,000 and (ii) the Term Loan was not less than $25,000,000, which amounts constitute valid and subsisting obligations of the Borrower to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  Each Loan Party hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, of first-priority (subject to Permitted Liens) and duly perfected to the extent required by the Loan Documents and (iii) acknowledges that this Agreement shall in no manner impair or otherwise adversely affect such Liens.

2.             Consent to Qualifying Sale.  The Required Lenders hereby consent to the Transactions notwithstanding the terms of the Credit Agreement and the other Loan Documents in the event that the

Transactions are consummated as part of a Qualifying Sale.  In order to be deemed a “Qualifying Sale”, the Transactions shall be consummated in accordance with each of the following terms and conditions:

(a)           The Transactions shall be finalized and fully consummated on or before the Outside Date (as defined in the Asset Purchase Agreement as in effect on the date hereof), or such later date as may be approved by the Administrative Agent.  The date on which the Transactions are finalized and fully consummated shall be referred to as the “Sale Date”.

(b)           The terms of the Transactions that are not governed by clause (c) of this Section 2 are substantially as set forth in the Asset Purchase Agreement, except for such changes made after the date hereof as are not adverse to the Lenders in any material respect or are approved by the Administrative Agent; provided that no such changes shall violate the requirements of clauses (a) or (c) of this Section 2.

(c)           The Net Proceeds (calculated without giving effect to the prepayments to the Lenders required hereunder) paid to the Borrower on the Sale Date shall be not less than $30,000,000 in immediately payable funds.

(d)           One hundred percent of the Net Proceeds of the Transactions in excess of $25,000,000 shall be applied to the reduction of the Revolving Credit Loan with a corresponding permanent reduction of the Revolving Credit Commitment.  Provided the Term Loan has been repaid in full, Net Proceeds of the Transactions in an amount up to $25,000,000 (i) may be retained by the Borrower for use as working capital and general corporate purposes in accordance with the terms of the Loan Documents (including, without limitation, for repayment of intercompany loans made pursuant to Section 7.02(d)(vi)) and (ii) shall not be subject to the requirements of Section 2.05(b)(iv) of the Credit Agreement.

(e)           The Transactions shall be the result of an arm’s-length transaction.

3.             Limitations on Consent.  The consent set forth in this Agreement is a one-time, limited consent applicable only in the event of a Qualifying Sale and shall not be construed or deemed to be (i) a consent to any other transaction that may violate the terms of the Credit Agreement, (ii) a waiver as to future compliance with the Credit Agreement or (iii) a waiver of any Default or Event of Default that may exist under the Credit Agreement.

4.             Release Upon Qualifying Sale.  Upon the consummation of a Qualifying Sale, the Administrative Agent hereby consents to the sale of the Loan Parties’ assets described in and transferred pursuant to the Asset Purchase Agreement (the “Released Assets”) free and clear of its Liens and releases and terminates its security interest in the Released Assets.  The Administrative Agent, on behalf of the Lenders, shall file or authorize the filing of the necessary UCC-3 financing statement amendment in a form approved by the Administrative Agent, return to the Borrower any possessory collateral related to the Released Assets in its possession and provide such other documentation evidencing the release of its Liens on the Released Assets as Borrower shall reasonably request.

5.             Closing Date Amendments to Credit Agreement.  As of the Closing Date, the Credit Agreement is hereby amended as follows:

(a)           The following definition of “Asset Purchase Agreement” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Asset Purchase Agreement” means an Asset Purchase Agreement, dated as of the date of the  Sixth Amendment and delivered to the Administrative Agent on the date of the Sixth Amendment.

(b)           Section 1.01 of the Credit Agreement will be amended by amending and restating the definition of “Consolidated EBITDA” therein to read as follows:

“Consolidated EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) the net income (or net loss) for such period; provided that net income (or net loss) shall be computed without giving effect to extraordinary gains or extraordinary losses; provided further that there shall be excluded the net income (or net loss) of any Person (other than a Subsidiary of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such net income (or net loss); plus (c) Consolidated Tax Expense for such period to the extent included in the determination of such net income (or net loss); plus (d) all amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind to the extent included in the determination of such net income (or net loss); plus (e) any non-cash expense attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such expense that constitutes an accrual of or a reserve for cash charges for any future period) to the extent included in the determination of such net income (or net loss); plus (f) for the fiscal quarter ending December 31, 2010, up to $10,000,000 of non-recurring charges in the aggregate primarily relating to several accounts receivable balances or unbilled revenue balances where the Borrower’s ability to collect is questionable due to either the customers’ ability to pay or disagreements regarding the work performed, net of any provision previously established, retiree health care benefits, anticipated litigation settlement costs and costs relating to a pledge for a donation to the extent included in the determination of such net income (or net loss); minus (g) without duplication, any non-cash gains attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such gain that represents the reversal of any accrual of or reserve for anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above) to the extent included in the determination of such net income (or net loss); plus (h) any non-cash mark-to-market expense (minus any non-cash mark-to-market gains) relating to Swap Agreements permitted hereunder for such period to the extent included in the determination of such net income (or net loss) plus (i) for the fiscal quarter period ending June 30, 2010 only, non-cash goodwill impairment charges for such period not to exceed $112,000,000 in the aggregate to the extent included in the determination of such net income (or net loss); plus (j) up to $18,000,000 in goodwill impairment to the extent recognized in accordance with GAAP during the Fiscal Period ended as of June 30, 2011 to the extent included in the determination of such net income (or net loss); plus (k) up to $2,600,000 in respect of the non-cash earn-out payment true up in reference to the Segmenta Acquisition to be recognized in accordance with GAAP during the Fiscal Period ended as of June 30, 2011 to the extent included in the determination of such net income (or net loss); plus (l) the aggregate cash costs in excess of $100,000 incurred for (1) the field examination required by the Fourth Amendment and (2) the fees paid to the financial advisor (or to the Administrative Agent in reimbursement of such fees) retained by the Administrative Agent as permitted by the Fourth Amendment, but in each case only to the extent included in the determination of such net income (or net loss) plus (m) any non-cash write-down with respect to revaluing assets  that are the subject of the Transactions, to the extent included in the determination of such net income (or net loss) plus (n) any non-recurring loss (minus any non-recurring gain) for such period arising out of the Transaction to the extent included in the determination of such net income (or net loss).

(c)           The following definition of “Qualifying Sale” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Qualifying Sale” has the meaning set forth in the Sixth Amendment.

(d)           The following definition of “Sixth Amendment” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Sixth Amendment” means that certain Consent to Sale and Sixth Amendment to Amended and Restated Credit Agreement entered into by the Loan Parties, the Administrative Agent and the Lenders on the Sixth Amendment Effective Date.

(e)           The following definition of “Sixth Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Sixth Amendment Effective Date” means January 21, 2012.

(f)            The following definition of “Transactions” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Transactions” means the transactions contemplated by the Asset Purchase Agreement as may be permitted in accordance with the terms of the Sixth Amendment.

6.             Sale Date Amendments to Credit Agreement.  In the event that a Qualifying Sale does not occur, the amendments set forth in this Section 6 shall not apply.  Upon the consummation of a Qualifying Sale, the Credit Agreement shall be amended as set forth below, without the need for any further action by the Loan Parties, the Administrative Agent or the Lenders:

(a)           Section 1.02(l) is hereby amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing, in the case of the consummation of the Qualifying Sale, the pro forma calculation described in this clause (l) shall be calculated as if the Qualifying Sale had occurred on January 1, 2012.”

(b)           Section 6.12(a) of the Credit Agreement will be amended to read as follows:

Consolidated Fixed Charge Coverage Ratio.  Maintain, as of the last day of each Fiscal Period, a Consolidated Fixed Charge Coverage Ratio not less than the corresponding ratio for such day set forth below:

December 31, 2011	0.50:1.00
March 31, 2012	0.50:1.00
June 30, 2012	1.05:1.00
September 30, 2012	1.15:1.00
December 31, 2012	1.20:1.00

(c)           Section 6.12(b) of the Credit Agreement will be amended to read as follows:

Consolidated Leverage Ratio.  Maintain, as of the last day of each Fiscal Period set forth below, a Consolidated Leverage Ratio not greater than the corresponding ratio for such day set forth below:

December 31, 2011	3.50:1.00
March 31, 2012	2.75:1.00
June 30, 2012	1.75:1.00
September 30, 2012	1.75:1.00
December 31, 2012	1.75:1.00

(d)           Section 6.12(c) of the Credit Agreement will be amended to read as follows:

Consolidated EBITDA.  Maintain, for the twelve-month period ending as of each of the dates set forth below, Consolidated EBITDA of not less than the corresponding amount for each such period:

December 31, 2011	$30,200,000
March 31, 2012	$30,300,000
June 30, 2012	$46,500,000
September 30, 2012	$47,100,000
December 31, 2012	$46,800,000

7.             Conditions Precedent.  This Agreement shall become effective as of the date first set forth above (the “Closing Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)           The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and Bank of America, N.A., as Administrative Agent.

(b)           The Administrative Agent shall have received such incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment and Waiver and the other Loan Documents to which such Loan Party is a party.

(c)           The Administrative Agent shall have received reimbursement from the Borrower for all reasonable out-of-pocket fees and expenses (including without limitation reasonable out-of-pocket fees and costs of counsel to the Administrative Agent) incurred in connection with the Loan Documents and this Agreement and invoiced through the date hereof.

8.             Representations of the Loan Parties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           Each of the Loan Parties has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Credit Agreement, as amended hereby, and under each of the Loan Documents.  The execution, delivery and performance by each of the Loan Parties of this Agreement, and the performance by each of the Loan Parties of the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

(b)           This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with its execution, delivery or performance of this Agreement and the transactions contemplated hereby.

(d)           The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(e)           The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(f)            As of the date hereof after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

9.             Release.  In consideration of the Administrative Agent’s and the Required Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

10.           Expenses.  Upon written demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the closing of the transactions contemplated hereby.

11.           Reaffirmation of Guaranty.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents after giving effect to the transactions contemplated hereby and (c) agrees that except as expressly provided herein, this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

12.           Reference to and Effect on Loan Documents.  Except as specifically modified herein, the Loan Documents shall remain in full force and effect.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein.  This Agreement shall constitute a Loan Document.

13.           Further Assurances.  The Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

14.           Entirety.  This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

15.           Governing Law; Jurisdiction; Etc.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5 1401 AND 5 1402).

(b)           BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDING PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION ((B) OF THIS SECTION 15.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (COLLECTIVELY, THE “CLAIMS”).  EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

16.           Miscellaneous.

(a)           This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)           Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)           Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)           Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)           This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means (including .pdf) shall be effective as an original.

(f)            This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CIBER, INC.,
a Delaware corporation

	By:	/s/ Claude Pumilia
	Name:	Claude Pumilia
	Title:	Executive Vice President and Chief Financial Officer

GUARANTOR:	CIBER INTERNATIONAL, LLC
a Delaware limited liability company

	By:	/s/ Claude Pumilia
	Name:	Claude Pumilia
	Title:	Executive Vice President and Chief Financial Officer of CIBER, Inc., the sole member of CIBER International, LLC

CONSENT TO SALE AND

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Linda Lov
	Name:	Linda Lov
	Title:	AVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Gary Richerson
	Name:	Gary Richerson
	Title:	Senior Vice President

COMPASS BANK, an Alabama banking corporation
(herein referred to as “BBVA COMPASS”),
as a Lender

	By:	/s/ Joseph W. Nimmons
	Name:	Joseph W. Nimmons
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Suzanne E Geiger
	Name:	Suzanne E Geiger
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ H. Daniel Willetts
	Name:	H. Daniel Willetts
	Title:	Senior Vice President

UNION BANK, N.A.,
as a Lender

	By:	/s/ Michael Ball
	Name:	Michael Ball
	Title:	Vice President

CONSENT TO SALE AND

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

IBM CREDIT LLC,
as a Lender

By:	/s/ Steven A. Flanagan
Name:	Steven A. Flanagan
Title:	Global Credit Officer

CONSENT TO SALE AND

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT